EXHIBIT 32.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the following certification is being made to accompany the Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2011 (the “Report”) of NIKE, Inc. (the “Company”) and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act, except to the extent that the Company specifically incorporates by reference.

Pursuant to U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of the Company hereby certifies, to such officer’s knowledge, that:

(i)	the Report of the Company fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 6, 2011

/S/ DONALD W. BLAIR
Donald W. Blair
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to NIKE, Inc. and will be retained by NIKE, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.